Exhibit 99.2

STATE STREET CORPORATION
Earnings Release Addendum
March 31, 2013

Table of Contents

GAAP-Basis Financial Information	Page

Consolidated Financial Highlights	1

Consolidated Results of Operations - quarters ended March 31, 2013, December 31, 2012 and March 31, 2012	2

Consolidated Statement of Condition	3

Assets Under Custody and Administration, Assets Under Custody and Assets Under Management	4

Operating-Basis Financial Information

Reconciliations of Operating-Basis Financial Information - quarters ended March 31, 2013, December 31, 2012, and March 31, 2012	5

Capital

Regulatory Capital - March 31, 2013 and December 31, 2012	7

Capital Reconciliations - March 31, 2013 and December 31, 2012	8

Basel III Capital Reconciliation - March 31, 2013	9

This financial information should be read in conjunction with State Street's earnings news release dated April 19, 2013.

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED FINANCIAL HIGHLIGHTS

	Quarters Ended			% Change
(Dollars in millions, except per share amounts or where otherwise noted)	March 31, 2013	December 31, 2012	March 31, 2012	Q1 2013 vs. Q4 2012	Q1 2013 vs. Q1 2012
Revenue:
Fee revenue	$1,857	$1,806	$1,785	3%	4%
Net interest revenue(1)	576	622	625	(7)	(8)
Net gains from sales of available-for-sale securities	5	26	19
Net losses from other-than-temporary impairment	(3)	(5)	(8)
Total revenue	2,435	2,449	2,421	(1)	1

Expenses:
Expenses from operations	1,812	1,714	1,799	6	1
Provisions for litigation exposure and other costs	—	11	15
Acquisition and restructuring costs(2)	14	139	21
Total expenses	1,826	1,864	1,835	(2)	—

Net income	464	470	427	(1)	9
Net income available to common shareholders	455	468	417
Diluted earnings per common share	.98	1.00	.85	(2)	15
Average diluted common shares outstanding (in thousands)	462,751	467,466	490,454
Cash dividends declared per common share	$.26	$.24	$.24
Closing price per share of common stock (at quarter end)	59.09	47.01	45.50

Ratios:
Return on average common equity	9.1%	9.3%	8.8%
Net interest margin, fully taxable-equivalent basis	1.38	1.48	1.64
Tier 1 risk-based capital	18.0	19.1	19.1
Total risk-based capital	19.2	20.6	20.7
Tier 1 leverage	6.9	7.1	7.8
Tier 1 common to risk-weighted assets(3)	16.1	17.1	17.2
Tangible common equity to tangible assets(3)	7.1	7.2	7.5
At Quarter End:
Assets under custody and administration(4) (in trillions)	$25.42	$24.37	$23.21
Assets under management (in trillions)	2.18	2.09	1.98

(1) Included discount accretion related to former conduit securities of $31 million, $52 million and $49 million for the quarters ended March 31, 2013, December 31, 2012 and March 31, 2012, respectively.
(2) Quarter ended December 31, 2012 primarily reflected restructuring charges, composed mainly of severance and benefits costs for targeted staff reductions related to expense control measures; aggregate acquisition and restructuring costs for the quarter ended December 31, 2012 were partly offset by $40 million of indemnification benefits for the assumption of an income tax liability related to a 2010 acquisition.
(3) Ratios are non-GAAP financial measures. Refer to accompanying reconciliations for additional information.
(4) Included assets under custody of $18.59 trillion, $17.81 trillion and $16.91 trillion, respectively.

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED RESULTS OF OPERATIONS

	Quarters ended			% Change
(Dollars in millions, except per share amounts)	March 31, 2013	December 31, 2012	March 31, 2012	Q1 2013 vs. Q4 2012	Q1 2013 vs. Q1 2012
Fee revenue:
Servicing fees	$1,175	$1,150	$1,078	2%	9%
Management fees	263	260	236	1	11
Trading services	281	243	280	16	—
Securities finance	78	74	97	5	(20)
Processing fees and other	60	79	94	(24)	(36)
Total fee revenue	1,857	1,806	1,785	3	4
Net interest revenue:
Interest revenue	687	733	765	(6)	(10)
Interest expense	111	111	140	—	(21)
Net interest revenue	576	622	625	(7)	(8)
Gains (losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	5	26	19
Losses from other-than-temporary impairment	—	(3)	(25)
Losses not related to credit	(3)	(2)	17
Gains (losses) related to investment securities, net	2	21	11
Total revenue	2,435	2,449	2,421	(1)	1
Provision for loan losses	—	(2)	—
Expenses:
Compensation and employee benefits	1,035	915	1,064	13	(3)
Information systems and communications	237	234	191	1	24
Transaction processing services	180	179	181	1	(1)
Occupancy	116	121	119	(4)	(3)
Provisions for litigation exposure	—	(2)	15
Acquisition and restructuring costs	14	139	21	(90)	(33)
Other	244	278	244	(12)	—
Total expenses	1,826	1,864	1,835	(2)	—
Income before income tax expense	609	587	586	4	4
Income tax expense	145	117	159
Net income	$464	$470	$427	(1)	9
Adjustments to net income:
Dividends on preferred stock	$(7)	$—	$(7)
Earnings allocated to participating securities	(2)	(2)	(3)
Net income available to common shareholders	$455	$468	$417
Earnings per common share:
Basic	$1.00	$1.02	$.86	(2)	16
Diluted	.98	1.00	.85	(2)	15
Average common shares outstanding (in thousands):
Basic	454,315	459,339	484,942
Diluted	462,751	467,466	490,454

STATE STREET CORPORATION
Earnings Release Addendum
CONSOLIDATED STATEMENT OF CONDITION

(Dollars in millions, except share amounts)	March 31, 2013	December 31, 2012
Assets
Cash and due from banks	$4,708	$2,590
Interest-bearing deposits with banks	39,224	50,763
Securities purchased under resale agreements	8,703	5,016
Trading account assets	654	637
Investment securities available for sale	103,836	109,682
Investment securities held to maturity	13,593	11,379
Loans and leases (less allowance for losses of $22 and $22)	13,963	12,285
Premises and equipment	1,756	1,728
Accrued income receivable	2,103	1,970
Goodwill	5,912	5,977
Other intangible assets	2,452	2,539
Other assets	21,285	18,016
Total assets	$218,189	$222,582
Liabilities
Deposits:
Noninterest-bearing	$40,704	$44,445
Interest-bearing -- U.S.	11,706	19,201
Interest-bearing -- Non-U.S.	102,365	100,535
Total deposits	154,775	164,181
Securities sold under repurchase agreements	11,538	8,006
Federal funds purchased	570	399
Other short-term borrowings	4,354	4,502
Accrued expenses and other liabilities	18,643	17,196
Long-term debt	7,440	7,429
Total liabilities	197,320	201,713
Shareholders' Equity
Preferred stock, Series C, no par: 3,500,000 shares authorized; 5,000 shares issued and outstanding	489	489
Common stock, $1 par: 750,000,000 shares authorized; 503,896,123 and 503,900,268 shares issued	504	504
Surplus	9,669	9,667
Retained earnings	12,090	11,751
Accumulated other comprehensive gain	251	360
Treasury stock, at cost (48,303,938 and 45,238,208 shares)	(2,134)	(1,902)
Total shareholders' equity	20,869	20,869
Total liabilities and shareholders' equity	$218,189	$222,582

STATE STREET CORPORATION
Earnings Release Addendum
ASSETS UNDER CUSTODY AND ADMINISTRATION, ASSETS UNDER CUSTODY, AND ASSETS UNDER MANAGEMENT

	As of
(In billions)	March 31, 2013	December 31, 2012	March 31, 2012
Assets Under Custody and Administration
By Product Classification:
Mutual Funds	$6,275	$5,852	$5,681
Collective Funds	5,753	5,363	4,792
Pension Products	5,331	5,339	5,116
Insurance and Other Products	8,063	7,817	7,619
Total Assets Under Custody and Administration	$25,422	$24,371	$23,208
By Servicing Location:
U.S.	$18,477	$17,711	$16,757
Non-U.S.	6,945	6,660	6,451
Total Assets Under Custody and Administration	$25,422	$24,371	$23,208
Assets Under Custody(1)
By Product Classification:
Mutual Funds	$6,015	$5,662	$5,457
Collective Funds	4,338	4,045	3,730
Pension Products	4,288	4,054	3,911
Insurance and Other Products	3,947	4,045	3,814
Total Assets Under Custody	$18,588	$17,806	$16,912
By Servicing Location:
U.S.	$13,750	$13,103	$12,538
Non-U.S.	4,838	4,703	4,374
Total Assets Under Custody	$18,588	$17,806	$16,912
Assets Under Management
Passive:
Equities	$813	$755	$725
Fixed-Income	289	292	220
Exchange-Traded Funds(2)	354	337	308
Other(3)	221	211	203
Total Passive	1,677	1,595	1,456
Active:
Equities	53	52	56
Fixed-Income	17	17	19
Other	49	55	54
Total Active	119	124	129
Cash	380	367	395
Total Assets Under Management	$2,176	$2,086	$1,980

(1) Assets under custody are a component of assets under custody and administration presented above.
(2) Includes SPDR® Gold Fund for which State Street is not the investment manager, but acts as distribution agent.
(3) Includes currency, alternatives, assets passed to sub-advisors and multi-asset class solutions.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION

     In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, management also presents results on a non-GAAP, or "operating" basis, in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations.

     Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor's understanding and analysis of State Street's underlying financial performance and trends in addition to financial information prepared and reported in accordance with GAAP.

     This earnings release addendum includes financial information presented on a GAAP as well as on an operating basis, and provides reconciliations of operating-basis financial measures. The following tables reconcile operating-basis financial information presented in the earnings release to financial information prepared and reported in conformity with GAAP.

	Quarters Ended			% Change
(Dollars in millions, except per share amounts)	March 31, 2013	December 31, 2012	March 31, 2012	Q1 2013 vs. Q4 2012	Q1 2013 vs. Q1 2012
Total Revenue:
Total revenue, GAAP basis	$2,435	$2,449	$2,421	(0.6)%	0.6%
Adjustment to net interest revenue (see below)	32	30	31
Adjustment to processing fees and other revenue (see below)	34	36	18
Adjustment to net interest revenue (see below)	(31)	(52)	(49)
Total revenue, operating basis(1) (2) (3) (4) (5)	$2,470	$2,463	$2,421	0.28	2.02

Processing Fees and Other Revenue:
Total processing fees and other revenue, GAAP basis	$60	$79	$94	(24)	(36)
Tax-equivalent adjustment associated with tax-advantaged investments	34	36	18
Total processing fees and other revenue, operating basis	$94	$115	$112	(18)	(16)

Net Interest Revenue:
Net interest revenue, GAAP basis	$576	$622	$625	(7)	(8)
Tax-equivalent adjustment associated with tax-exempt investment securities	32	30	31
Discount accretion related to former conduit securities	(31)	(52)	(49)
Net interest revenue, operating basis	$577	$600	$607	(4)	(5)

Expenses:
Total expenses, GAAP basis	$1,826	$1,864	$1,835	(2.0)	(0.5)
Provisions for litigation exposure and other costs	—	(11)	(15)
Acquisition costs	(15)	(25)	(13)
Indemnification benefit for the assumption of an income tax liability related to a 2010 acquisition	—	40	—
Restructuring charges	1	(154)	(8)
Total expenses, operating basis(1) (2)	$1,812	$1,714	$1,799	5.72	0.72

(1) For the quarters ended March 31, 2013 and December 31, 2012, negative operating leverage in the quarter-over-quarter comparison was approximately 544 basis points, based on an increase in total operating-basis revenue of 0.28% and an increase in total operating-basis expenses of 5.72%. In the same comparison, if compensation and employee benefits expense of $118 million related to equity incentive compensation for retirement-eligible employees and payroll taxes were excluded from total expenses of $1.8 billion for the quarter ended March 31, 2013, positive operating leverage in the quarter-over-quarter comparison would have been approximately 145 basis points, based on an increase in total operating-basis revenue of 0.28% and a decrease in total operating-basis expenses of 1.17%.
(2) For the quarters ended March 31, 2013 and 2012, positive operating leverage in the year-over-year comparison was approximately 130 basis points, based on an increase in total operating-basis revenue of 2.02% and an increase in total operating-basis expenses of 0.72%.
(3) For the quarter ended March 31, 2013, compensation and employee benefits expense of $1.04 billion, as a percentage of total operating-basis revenue of $2.47 billion, was 41.9%. For the quarter ended March 31, 2013, pre-tax operating margin, defined as the percentage of operating-basis pre-tax income before income tax expense of $658 million to total operating-basis revenue of $2.47 billion, was 26.6%.
(4) For the quarter ended December 31, 2012, compensation and employee benefits expense of $915 million, as a percentage of total operating-basis revenue of $2.46 billion, was 37.2%. For the quarter ended December 31, 2012, pre-tax operating margin, composed of operating-basis pre-tax income before income tax expense of $751 million as a percentage of total operating-basis revenue of $2.46 billion, was 30.5%.
(5) For the quarter ended March 31, 2012, compensation and employee benefits expense of $1.06 billion, as a percentage of total operating-basis revenue of $2.42 billion, was 43.9%. For the quarter ended March 31, 2012, pre-tax operating margin, composed of operating-basis pre-tax income before income tax expense of $622 million as a percentage of total operating-basis revenue of $2.42 billion, was 25.7%.

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF OPERATING-BASIS (NON-GAAP) FINANCIAL INFORMATION (Continued)

	Quarters Ended			% Change
(Dollars in millions, except per share amounts)	March 31, 2013	December 31, 2012	March 31, 2012	Q1 2013 vs. Q4 2012	Q1 2013 vs. Q1 2012
Other Expenses:
Total other expenses, GAAP basis	$244	$278	$244	(12)	—
Loss related to Lehman Brothers-related OREO property	—	(13)	—
Total other expenses, operating basis	$244	$265	$244	(8)	—

Income Tax Expense:
Income tax expense, GAAP basis	$145	$117	$159
Tax-equivalent adjustments	66	66	31
Net tax effect of audit settlements associated with a 2010 acquisition	—	7	—
Net tax effect of non-operating adjustments	(5)	37	(6)
Income tax expense, operating basis	$206	$227	$184

Net Income Available to Common Shareholders:
Net income available to common shareholders, GAAP basis	$455	$468	$417	(3)	9
Net after-tax effect of non-operating adjustments to net interest revenue, expenses and income tax expense	(12)	53	(7)
Net income available to common shareholders, operating basis	$443	$521	$410	(15)	8

Diluted Earnings per Common Share:
Diluted earnings per common share, GAAP basis	$.98	$1.00	$.85	(2)	15
Provisions for litigation exposure and other costs	—	.02	.02
Acquisition costs, net	.02	.03	.02
Restructuring charges	—	.21	.01
Effect on income tax rate of non-operating adjustments	—	.02	—
Discount accretion related to former conduit securities	(.04)	(.07)	(.06)
Tax effect of audit settlement associated with a 2010 acquisition	—	(.10)	—
Diluted earnings per common share, operating basis	$.96	$1.11	$.84	(14)	14

Return on Average Common Equity:
Return on average common equity, GAAP basis	9.1%	9.3%	8.8%
Provisions for litigation exposure and other costs	—	0.1	0.2
Acquisition costs, net	0.2	0.3	0.2
Restructuring charges	—	2.0	0.1
Effect on income tax rate of non-operating adjustments	—	0.1	—
Discount accretion related to former conduit securities	(0.4)	(0.6)	(0.7)
Tax effect of audit settlement associated with a 2010 acquisition	—	(0.9)	—
Return on average common equity, operating basis	8.9%	10.3%	8.6%

STATE STREET CORPORATION
Earnings Release Addendum
REGULATORY CAPITAL

     This earnings release addendum includes capital ratios in addition to, or adjusted from, those calculated in accordance with currently applicable regulatory requirements. These include capital ratios based on tangible common equity and tier 1 risk-based common capital, as well as capital ratios adjusted to reflect our estimate of the impact of the proposed Basel III capital requirements. These non-regulatory and adjusted capital measures are non-GAAP financial measures. Management currently evaluates the non-GAAP capital ratios presented in this earnings release addendum to aid in its understanding of State Street’s capital position under a variety of standards, including currently applicable and evolving regulatory requirements. Management believes that the use of the non-GAAP capital ratios described in this earnings release addendum similarly aids in an investor's understanding of State Street's capital position and therefore is of interest to investors.

     The total risk-based capital, tier 1 risk-based capital and tier 1 leverage ratios, as applicable, are each calculated in accordance with currently applicable regulatory requirements. The total risk-based capital, tier 1 risk-based capital and tier 1 leverage ratios are used regularly by bank regulatory authorities to evaluate State Street's capital adequacy. The tangible common equity, or TCE, ratio is an additional capital ratio that management believes provides additional context for understanding and assessing State Street's capital adequacy. The tier 1 risk-based common, or tier 1 common, ratio is used by the Federal Reserve in connection with its capital assessment and review programs.

     The TCE ratio is calculated by dividing consolidated total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the TCE ratios as of March 31, 2013, December 31, 2012 and March 31, 2012 are provided in this earnings release addendum.

     The tier 1 common ratio is calculated by dividing (a) tier 1 risk-based capital, which is calculated in accordance with currently applicable regulatory requirements, less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) total risk-weighted assets, which assets are calculated in accordance with currently applicable regulatory requirements. The tier 1 common ratio is not required by GAAP or by currently applicable regulatory capital rules. Management is currently monitoring this ratio, along with the other capital ratios described in this earnings release addendum, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors. Reconciliations with respect to the tier 1 common ratios as of March 31, 2013, December 31, 2012 and March 31, 2012 are provided in this earnings release addendum.

The following table presents State Street's regulatory capital ratios and underlying components, calculated in accordance with currently applicable regulatory requirements.

(Dollars in millions)	March 31, 2013	December 31, 2012	March 31, 2012
RATIOS:
Tier 1 risk-based capital	18.0%	19.1%	19.1%
Total risk-based capital	19.2%	20.6	20.7
Tier 1 leverage	6.9	7.1	7.8

Supporting Calculations:

Tier 1 risk-based capital	$13,753	$13,760	$14,126
Total risk-weighted assets	76,265	71,912	73,789
Tier 1 risk-based capital ratio	18.0%	19.1%	19.1%

Total risk-based capital	$14,640	$14,829	$15,243
Total risk-weighted assets	76,265	71,912	73,789
Total risk-based capital ratio	19.2%	20.6%	20.7%

Tier 1 risk-based capital	$13,753	$13,760	$14,126
Adjusted quarterly average assets	199,155	192,817	180,538
Tier 1 leverage ratio	6.9%	7.1%	7.8%

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATIONS OF TANGIBLE COMMON EQUITY AND TIER 1 COMMON RATIOS

The following table presents the calculations of State Street's ratios of tangible common equity to total tangible assets and its ratios of tier 1 common capital to total risk-weighted assets.

(Dollars in millions)		March 31, 2013	December 31, 2012	March 31, 2012
Consolidated Total Assets		$218,189	$222,582	$187,956
Less:
Goodwill		5,912	5,977	5,700
Other intangible assets		2,452	2,539	2,443
Cash balances held at central banks in excess of required reserves		31,516	41,112	16,883
Adjusted assets		178,309	172,954	162,930
Plus deferred tax liabilities		677	699	731
Total tangible assets	A	$178,986	$173,653	$163,661
Consolidated Total Common Shareholders' Equity		$20,380	$20,380	$19,659
Less:
Goodwill		5,912	5,977	5,700
Other intangible assets		2,452	2,539	2,443
Adjusted equity		12,016	11,864	11,516
Plus deferred tax liabilities		677	699	731
Total tangible common equity	B	$12,693	$12,563	$12,247
Tangible common equity ratio	B/A	7.1%	7.2%	7.5%
Tier 1 Risk-based Capital		$13,753	$13,760	$14,126
Less:
Trust preferred securities		950	950	950
Preferred stock		489	489	500
Tier 1 common capital	C	$12,314	$12,321	$12,676
Total risk-weighted assets	D	$76,265	$71,912	$73,789
Ratio of tier 1 common capital to total risk-weighted assets	C/D	16.1%	17.1%	17.2%

STATE STREET CORPORATION
Earnings Release Addendum
RECONCILIATION OF TIER 1 COMMON RATIO

The following tables reconcile State Street's tier 1 common ratio, calculated using currently applicable regulatory requirements under Basel I rules, to State Street's estimated pro forma tier 1 common ratio calculated in conformity with the U.S. Basel III Notices of Proposed Rulemaking, or NPRs, as State Street currently understands the impact of those proposed requirements.

As of March 31, 2013 (Dollars in millions)	Currently Applicable Regulatory Requirements (1)		Basel III NPRs with Impact of SSFA (2)	Basel III NPRs with SSFA and Run-Off/Reinvestment (3)
Tier 1 risk-based capital	$13,753		$13,318	$13,318
Less:
Trust preferred securities	950		713	713
Preferred stock	489		489	489
Plus:
Other	—		52	52
Tier 1 common capital	12,314	A	12,168	12,168

Total risk-weighted assets	76,265	B	115,096	106,910

Tier 1 common ratio	16.1%	A/B	10.6%	11.4%

As of December 31, 2012 (Dollars in millions)	Currently Applicable Regulatory Requirements (1)		Basel III NPRs with Impact of SSFA (4)	Basel III NPRs with SSFA and Run-Off/Reinvestment (5)
Tier 1 risk-based capital	$13,760		$13,252	$13,252
Less:
Trust preferred securities	950		713	713
Preferred stock	489		489	489
Plus:
Other	—		60	60
Tier 1 common capital	12,321	C	12,110	12,110

Total risk-weighted assets	71,912	D	112,484	102,120

Tier 1 common ratio	17.1%	C/D	10.8%	11.9%

(1) The tier 1 common ratio was calculated by dividing (a) tier 1 risk-based capital, calculated in accordance with currently applicable regulatory requirements, less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital) by (b) total risk-weighted assets, calculated in accordance with currently applicable regulatory requirements.

In June 2012, U.S. banking regulators issued three concurrent NPRs. These NPRs propose to revise the current U.S. regulatory capital framework and incorporate previous changes made by the Basel Committee on Banking Supervision to the Basel capital framework. The NPRs also propose to implement relevant provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and restructure the U.S. capital rules into a harmonized, codified regulatory capital framework.

Footnotes (2) through (5) below describe State Street's estimated pro forma tier 1 common ratio as it would be affected by the NPRs, primarily the application of the Simplified Supervisory Formula Approach, or SSFA, as well as the estimated effect of anticipated run-off and reinvestment through December 2014, all as of the dates indicated. These estimates are subject to change based on regulatory clarifications, further analysis, the results of industry comment on the NPRs and other factors.

(2) As of March 31, 2013, for purposes of the calculations in accordance with the NPRs, capital and total risk-weighted assets were calculated using State Street’s estimates, based on the provisions of the NPRs expected to affect capital in 2013. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote (1)), but with tier 1 risk-based capital calculated in accordance with the NPRs, by (b) total risk-weighted assets, calculated in accordance with the NPRs. While U.S. banking regulators have issued the NPRs, there remains considerable uncertainty concerning the timing for finalization and implementation of Basel III in the U.S. When finalized, the proposed rules may reflect modifications or adjustments. Therefore, State Street’s current understanding of the NPRs, as reflected above, may differ from the ultimate application upon implementation of Basel III in the U.S.

• Tier 1 risk-based capital decreased by $435 million, as a result of applying the estimated effect of the NPRs to tier 1 risk-based capital of $13.753 billion as of March 31, 2013.
• Tier 1 common capital used in the calculation of the tier 1 common ratio was $12.168 billion, reflecting the adjustments to tier 1 risk-based capital described in the first bullet above. Tier 1 common capital used in the calculation was therefore calculated as adjusted tier 1 risk-based capital of $13.318 billion less non-common elements of capital, composed of trust preferred securities of $713 million, preferred stock of $489 million, and other adjustments of $52 million as of March 31, 2013, resulting in tier 1 common capital of 12.168 billion. As of March 31, 2013, there was no qualifying minority interest in subsidiaries.
• Total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $38.831 billion as a result of applying the provisions of the NPRs, primarily the estimated impact of the SSFA, to total risk-weighted assets of $76.265 billion as of March 31, 2013.

(3) As of March 31, 2013, presents ratios calculated in accordance with the NPRs, as described in footnote (2), and incorporates the effect of anticipated run-off of investment securities as they mature or pay down and are replaced by subsequent reinvestment into new securities from April 2013 through December 2014. The net impact of run-off and subsequent reinvestment is estimated to reduce total risk-weighted assets by $8.186 billion, from $115.096 billion to $106.910 billion.

(4) As of December 31, 2012, for purposes of the calculations in accordance with the NPRs, capital and total risk-weighted assets were calculated using State Street’s estimates, based on the provisions of the NPRs expected to affect capital in 2013. The tier 1 common ratio was calculated by dividing (a) tier 1 common capital (as described in footnote (1)), but with tier 1 risk-based capital calculated in accordance with the NPRs, by (b) total risk-weighted assets, calculated in accordance with the NPRs. While U.S. banking regulators have issued the NPRs, there remains considerable uncertainty concerning the timing for finalization and implementation of Basel III in the U.S. When finalized, the proposed rules may reflect modifications or adjustments. Therefore, State Street’s current understanding of the NPRs, as reflected above, may differ from the ultimate application upon implementation of Basel III in the U.S.

• Tier 1 risk-based capital decreased by $508 million, as a result of applying the estimated effect of the NPRs to tier 1 risk-based capital of $13.760 billion as of December 31, 2012.
• Tier 1 common capital used in the calculation of the tier 1 common ratio was $12.110 billion, reflecting the adjustments to tier 1 risk-based capital described in the first bullet above. Tier 1 common capital used in the calculation was therefore calculated as adjusted tier 1 risk-based capital of $13.252 billion less non-common elements of capital, composed of trust preferred securities of $713 million, preferred stock of $489 million, and other adjustments of $60 million as of December 31, 2012, resulting in tier 1 common capital of $12.110 billion. As of December 31, 2012, there was no qualifying minority interest in subsidiaries.
• Total risk-weighted assets used in the calculation of the tier 1 common ratio increased by $40.572 billion as a result of applying the provisions of the NPRs, primarily the estimated impact of the SSFA, to total risk-weighted assets of $71.912 billion as of December 31, 2012.

(5) As of December 31, 2012, presents ratios calculated in accordance with the NPRs, as described in footnote (4), and incorporates the effect of anticipated run-off of investment securities as they mature or pay down and are replaced by subsequent reinvestment into new securities from January 2013 through December 2014. The net impact of run-off and subsequent reinvestment is estimated to reduce total risk-weighted assets by $10.364 billion, from $112.484 billion to $102.120 billion.